Exhibit 10.17

Agreement Number:20240100005

CAI & Lapis Financial Technology Limited

Business Cooperation Agreement

Party A: Shenzhen Cloud Computing PTE LTD

Unified Social Credit Code： 91440300685370871P

Address: 37th Floor, Huaqiang Plaza, Longhua District, Shenzhen City, Guangdong Province

Party B: Lapis Financial Technology Limited

CRCMB No.: 99312 SO

Address: 15th Floor, Unit C, Keng Ou Building, 367-377 Avenida da Praia Grande, Macau

Shenzhen Cloud Computing PTE LTD (hereinafter referred to as “Party A”) is an AI technology service company headquartered in Shenzhen, China, providing a wide range of AI technology services and algorithm model products to customers globally. Lapis Financial Technology Limited (hereinafter referred to as “Party B”) is an international technology company engaged in the research, development, and application of artificial intelligence and big data technologies, possessing capabilities and products in digital system construction, algorithm model construction, data encryption technology, and big data analysis. It provides digital transformation services to financial institution clients, enhancing their business capabilities and operational efficiency.

Party A desires Party B to provide AI digital transformation services and technical support aimed at the global market, including but not limited to: AI algorithm model services, data encryption computing technology services, and digital transformation consulting services. The parties, through friendly negotiations and in accordance with the laws and regulations of Mainland China, have reached the following agreement (hereinafter referred to as “this Agreement”) based on the principles of mutual benefit and reciprocity, regarding specific cooperation areas, service standards, payment models, and other content:

Article 1: Business Cooperation Content

1.1	Party B shall provide AI algorithm model services to Party A, including two types of model services: behavioral risk assessment for individual customers and user profiling analysis.

1.2	Party B agrees to provide data encryption computing technology services to Party A, supplying a specified number of standardized data encryption computing nodes according to Party A’s requirements to meet the necessary encryption computing needs during data application.

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Agreement Number:20240100005

Article 2: AI Algorithm Model Service Content and Pricing

2.1	Party B shall provide the following two types of model services for Party A: behavioral risk assessment and user profiling analysis for individual customers. The specific services include:

2.1.1	Behavioral risk assessment models for individual customers, including: pre-loan risk assessment models for personal credit loans, loan risk assessment models for personal credit loans, and post-loan risk assessment models for personal credit loans.

2.1.2	User profiling analysis models for individual customers, including: quality assessment models for individual customers, consumer willingness assessment models for individual customers, and user consumption interest assessment models for individual customers.

2.2	Based on the business scenarios agreed in 2.1, Party B promises to provide the aforementioned six AI algorithm model services to Party A during the validity period of this Agreement. According to the agreement between the parties, Party B will charge Party A based on the number of times each model is called after going live. The specific charging rules are detailed in Attachment One.

Article 3: Data Encryption Computing Node Service Content and Pricing

3.1	Regarding the number of data encryption computing nodes that Party A requires to activate, Party B charges Party A a fee of RMB 15,000 per node per month. Party B will bill based on the number of AI computing nodes activated in the month, with nodes activated on or before the 15th of the month billed for a full month, and nodes activated after the 15th billed for half a month.

3.2	The parties agree that each time Party A purchases the service of data encryption computing nodes, both parties need to fill out and sign Attachment One to confirm the content of the purchase. Party B promises to activate the data encryption computing nodes for Party A and notify Party A within 5 working days (5 days) from the day after both parties sign Attachment One. Party A agrees to sign the activation confirmation letter within 3 working days (3 days). The parties agree that billing will commence from the month when Party A signs the activation confirmation letter.

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Agreement Number:20240100005

Article 4: Rights and Obligations of Both Parties

4.1	During the cooperation period, both parties must effectively execute the content agreed in this Agreement and must not arbitrarily delay or alter the content agreed in this Agreement.

4.2	Party A must execute this Agreement according to the purchase amounts and key steps agreed in Articles 2 and 3 of this Agreement and must not arbitrarily change or replace them. If the content agreed in this Agreement cannot be effectively executed, it must be changed after both parties negotiate and confirm in writing.

4.3	During the product delivery period agreed in this Agreement, Party A must prepare the necessary data, interfaces, server resource environments, and other infrastructure for the service within the specified time and ensure they can be normally used. During the period when Party A uses the services provided by Party B, Party A must ensure the continuous service of the required server and other infrastructure. If any impact on the service is caused by exceptions or interruptions in the resource environment and services, Party A shall bear the responsibility.

4.4	Except as otherwise agreed in this Agreement, Party A shall not, by virtue of the execution of this Agreement, acquire any rights, ownership, or interests of any kind or nature to Party B’s intellectual property rights (including but not limited to the AI algorithm model service documentation, model code, and data encryption computing nodes provided by Party B under this Agreement). Unless Party B’s prior written consent is obtained, Party A has no right to change the model code and all related settings provided by Party B.

Article 5: Acceptance Standards and Defect Handling

5.1	In the product service acceptance process agreed in this Agreement, if Party A finds any defects in the models or services, Party A has the right to require Party B to eliminate or rectify the defects, except for those not attributable to Party B.

5.2	Party A must carefully review the models and materials provided by Party B. If any issues or ambiguities are found, Party A must promptly provide feedback to Party B and request correction. Party B shall make adjustments and corrections as required by Party A and provide corresponding quality assurance. During the service period, Party B must provide timely maintenance services for any defects and quality issues that arise in the system or services.

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Agreement Number:20240100005

Article 6: Settlement and Account Information

6.1	The service fees under this Agreement are billed monthly and settled at the end of each quarter (i.e., at the end of March, June, September, and December each year). Party B must send a billing statement to Party A each month. After receiving the statement, Party A must confirm the billing amount with Party B and reply with a fee confirmation letter within 10 working days after the end of each quarter (i.e., in April, July, October, and the following January). Party A must pay the service fees for the period to Party B within 60 calendar days from the date when Party A replies with the confirmation letter. The direct related taxes and fees involved shall be borne by Party B.

6.2	Party B confirms the accuracy of the following account information and agrees to use this account or another account designated by Party B later for receiving payments. If there are any changes or updates to the account information, Party B shall promptly notify Party A in writing.

Party B’s account information

Chinese account name: 青釭金融科技有限公司

English account name: Lapis Financial Technology Limited

Payee’s address: 15th Floor, Unit C, Keng Ou Building, 367-377 Avenida da Praia Grande, Macau

RMB account number: 011900XXXXXXXXXX

Bank Name: ICBC (Macau), S.A.

Bank’s address: 18th Floor, Macau Landmark Square, 555 Friendship Avenue, New Border, Macao

Swift Code: ICBKMOMX

Article 7: Confidentiality Agreement

7.1	Unless agreed by the other party, both Party A and Party B must keep confidential the content of the discussions, signing, and execution of this Agreement, especially the settlement statement information, customer information, enterprise information, commercial secrets, and intellectual property rights.

7.2	Both parties, in the course of business, learn or hold the other party’s business and technical information and commercial secrets, as well as customer data, enterprise data, and other related materials provided by the other party, must bear the obligation of confidentiality. If a party violates the confidentiality clause and causes damage to the other party, the breaching party shall bear the economic and legal responsibility. However, this is not applicable to the requirements of the law and the requests of the competent court, government authorities, and regulatory authorities, as well as the disclosure of relevant information to the relevant regulatory authorities for the purpose of this Agreement and the disclosures agreed upon in writing by both parties.

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Agreement Number:20240100005

Article 8: Dispute Resolution

8.1	The formulation, signing, and performance of this Agreement shall be governed by the laws of the People’s Republic of China.

8.2	In case of any dispute arising from the execution of this Agreement, both parties shall first seek a friendly negotiation solution. If the dispute cannot be resolved through negotiation within 2 months (60 days), both parties agree to submit the dispute to the Shenzhen International Arbitration Court for final resolution. The arbitration award shall be binding on both parties.

8.3	If any party to this Agreement is declared bankrupt, or enters into bankruptcy, dissolution, or liquidation procedures, or is unable to pay its debts, the other party may issue a written notice to terminate the contract immediately.

Article 9: Other Matters

9.1	Matters not covered by this Agreement may be determined by both parties in writing and executed as a supplementary agreement with this Agreement.

9.2	This Agreement is valid from October 1, 2024, to September 30, 2025, but the expiration of this Agreement does not affect the effectiveness of the rights and obligations that Party A and Party B should continue to enjoy under this Agreement.

9.3	This Agreement is a cooperation agreement between Party A and Party B, and both parties must abide by and execute it. If any party violates this Agreement or delays the execution of this Agreement, the non-breaching party has the right to demand compensation for economic losses.

9.4	This Agreement is made in duplicate, with each party holding one copy, and both copies have equal legal effect.

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Attachment One: Lapis Financial Technology Limited AI Algorithm Model Service Business Registration Form

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Agreement Number:20240100005

Signature Page of the Business Cooperation Agreement

Party A (Signature & Seal): Shenzhen Cloud Computing PTE LTD
Signature：

Party B (Signature & Seal): Lapis Financial Technology Limited
Signature：

Signing Date: September 30, 2024

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